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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report, dated January 24, 2002, included in this Form 10-K, into (i) Cinergy Corp.'s previously filed Registration Statement Nos. 33-55267, 33-55713, 33-56089, 33-56091, 33-56093, 33-56095, 333-17531, 333-51484,
333-83461, 333-83467, 333-94281, 333-72898, 333-72900, 333-72902, 333-74086 and
333-81770; (ii) PSI Energy, Inc.'s previously filed Registration Statement Nos. 33-48612 and 33-57064; (iii) The Cincinnati Gas & Electric Company's previously filed Registration Statement Nos. 33-45116, 33-52335 and 33-58967; and (iv) The Union Light, Heat and Power Company's previously filed Registration Statement No. 33-40245.



                                                     Arthur Andersen LLP

Cincinnati, Ohio
February 27, 2002